Exhibit 99.1

Westrock Coffee Provides Business Announcements, Update on Preliminary 2023 Full Year Results, and Initial 2024 Outlook

Announces Expansion of Capabilities at its New Extract and RTD Facility in Conway, Arkansas

Announces Letter of Intent for Joint Venture with Select Milk Producers in New Extended Shelf Life and Aseptic, Multi-Serve Bottle Line Facility in Littlefield, Texas

Announces Issuance of $72.0 Million Convertible Senior Unsecured Notes due 2029 to Support Expansion of Extract and RTD Facility Capabilities

Announces Amendment to Existing Credit Agreement

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LITTLE ROCK, Ark., February 15, 2024 (GLOBE NEWSWIRE) -- Westrock Coffee Company (NASDAQ: WEST) (“Westrock Coffee” or the “Company”) today announced the expansion of capabilities at its Extract and Ready-to-Drink (“RTD”) facility in Conway, Arkansas, its entry into a non-binding letter of intent with Select Milk Producers (“Select Milk”) to establish a joint venture to build and operate an extended shelf life and aseptic, multi-serve bottle facility to be co-located at Select Milk’s facility in Littlefield, Texas, provided an update on its preliminary full year 2023 results, and provided its 2024 outlook.

Commenting on the facility expansion, Westrock Coffee’s CEO and Co-Founder, Scott Ford, remarked, “As we near completion of the Extract and RTD facility in Conway, Arkansas, we made the decision to expand our extract and concentration capabilities so that as we add additional lines in the future, we can do so without having to impact the existing operations of the facility. In addition, we have expanded our multi-serve bottle capacities by adding cold-chain capability to our facility. Together, these additions better position us to respond to existing customer demand for extended shelf life (“ESL”) and multi-serve bottles and ensure we can grow our capabilities in the future without disrupting operations.”

Commenting on the letter of intent with Select Milk, Mr. Ford stated, “We expect the joint venture with Select Milk will allow us to meet the needs of current and future customers for coffee-based RTD and concentrate multi-serve formats that include either traditional dairy or plant-based milks.” The joint venture would construct and operate multi-serve bottle lines inside a new facility Select Milk intends to build in Littlefield, Texas. Westrock expects to produce and provide the joint venture with coffee extracts and concentrates from its Conway facility and Select Milk expects to provide the milk from its Littlefield facility. Westrock and Select Milk anticipate the first product to ship from these lines in the first quarter of 2026.

To fund the Conway facility expansion and the formation of the joint venture, Westrock announced today that it has issued $72 million aggregate principal amount of convertible senior unsecured notes due 2029 (the “notes”) in a private offering. The notes are senior unsecured obligations of the Company, and bear interest at a rate equal to 5.00% per year. The notes are convertible into shares of the Company’s common stock in certain circumstances and during certain periods at a conversion price of $12.84 per share, subject to adjustment.

The Company also announced it has amended its existing credit agreement to increase the Company’s total net leverage financial covenant compliance levels and decrease its minimum interest coverage ratio compliance level through the first quarter of 2026.

Wells Fargo Securities served as a Capital Markets Advisor to Westrock Coffee. Wachtell, Lipton, Rosen & Katz served as legal counsel to Westrock Coffee.

2023 Preliminary Results and Conference Call Information

In connection with today’s announcements, the Company is providing an update on anticipated 2023 full year results. The Company expects its 2023 Adjusted EBITDA to fall near the low end of its previously disclosed guidance range of $45 million to $50 million. The foregoing financial information is preliminary unaudited financial information which is subject to revision in connection with the finalization of financial statements for the Company’s 2023 fiscal year.

The Company will report its full year 2023 results on Tuesday, March 12, 2024 after market close. The announcement will be followed by a live earnings conference call at 4:30 p.m. EST. To participate in the live earnings call and question and answer session, please register at https://register.vevent.com/register/BIa80ab8d7d9824bdcb8f729b24cb36937 and dial-in information will be provided directly to you. The live audio webcast will be accessible in the “Events and Presentations” section of the Company’s Investor Relations website at https://investors.westrockcoffee.com. An archived replay of the webcast will be available shortly after the live event has concluded.

2024 Outlook

The Company expects consolidated Adjusted EBITDA to be between $60 million and $80 million in fiscal 2024. The guidance range is necessarily broad to account for the range of results the Company may experience as it commences operations at its Extract and RTD facility in Conway, Arkansas and the commercialization of customers at that facility. This guidance is an estimate of what the Company believes is realizable as of the date of this release, and actual results may vary from this guidance and the variations may be material. Management will provide additional details regarding the 2024 outlook on its earnings results call.

The Company is not readily able to provide a reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net income without unreasonable effort because certain items that impact such figure are uncertain or outside the Company’s control and cannot be reasonably predicted. Such items include the impacts of non-cash gains or losses resulting from mark-to-market adjustments of derivatives and the change in fair value of warrant liabilities, among others.

About Westrock Coffee Company

Westrock Coffee is a leading integrated coffee, tea, flavors, extracts, and ingredients solutions provider in the U.S., providing coffee sourcing, supply chain management, product development, roasting, packaging, and distribution services to the retail, foodservice and restaurant, convenience store and travel center, non-commercial, CPG, and hospitality industries around the world. With offices in 10 countries, the Company sources coffee and tea from 35 origin countries. For more information, please visit www.investors.westrockcoffee.com.

About Select Milk Producers

Select Milk Producers is one of the nation’s largest and most progressive dairy cooperatives. Owned by over 110 like-minded family-owned dairies, Select Milk has earned a reputation for innovation in animal welfare, environmental sustainability, technology, and overall business practices. Established in 1994, Select Milk markets and processes milk from its member dairies in the Southwest and the Midwest. Headquartered in Dallas, the cooperative is the owner or joint venture partner in eight processing plants, producing a variety of traditional and specialty dairy products, including powder, cheese, whey protein, cream, and the newly introduced “Majestic” butter product line. Select Milk includes multiple wholly owned subsidiaries and joint ventures with other major food and beverage companies.

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Securities Act Disclosure

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities described herein, nor shall there be any offer, solicitation or sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

Forward-Looking Statements

Certain statements in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended from time to time. Forward-looking statements generally are accompanied by words such as "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "should," "would," "plan," "predict," "potential," "seem," "seek," "future," "outlook," and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, the plans, expectations, goals, projections, and statements about the timing and benefits of the Company's Conway, Arkansas manufacturing facility and distribution center and the Company’s joint venture with Select Milk, the plans, expectations, goals, projections, and intentions of Westrock Coffee, the expected benefits from the note issuance and credit agreement amendment, Westrock’s expectations about its 2023 financial results, 2024 outlook and other statements that are not historical facts. These statements are based on various assumptions, whether or not identified in this communication, and on the current expectations of the management of Westrock Coffee as of the date hereof and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and should not be relied on by an investor, or others, as a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Westrock Coffee. These forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, risks related to the negative effects of this announcement on the market price of Westrock Coffee’s common stock and/or operating results; changes in domestic and foreign business, market, financial, political, and legal conditions; risks relating to the uncertainty of the projected financial information with respect to Westrock Coffee; risks related to the rollout of Westrock Coffee's business and the timing of expected business milestones; the effects of competition on Westrock Coffee's business; the ability of Westrock Coffee to issue equity or equity-linked securities or obtain debt financing in the future; the risk that Westrock Coffee fails to fully realize the potential benefits of acquisitions or has difficulty successfully integrating acquired companies; the availability of equipment and the timely performance by suppliers involved with the build-out of the Conway, Arkansas manufacturing facility and distribution center and the facility which would house the joint venture assets; the successful negotiation and execution of a definitive joint venture agreement and related documentation between Westrock Coffee and Select Milk and the possibility that the proposed joint venture does not come to fruition within the anticipated timeframe or at all; the loss of significant customers; and those factors discussed in Westrock Coffee’s annual report on Form 10-K, under the heading “Item 1A. Risk Factors”, and other documents Westrock Coffee has filed, or will file, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Westrock Coffee does not presently know, or that Westrock Coffee currently believes are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, the forward-looking statements reflect Westrock Coffee's expectations, plans, or forecasts of future events and views as of the date of this communication. Westrock Coffee anticipates that subsequent events and developments will cause Westrock Coffee's assessments to change. However, while Westrock Coffee may elect to update these forward-looking statements at some point in the future, Westrock Coffee specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as a representation of Westrock Coffee's assessments as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contacts

Media:

Westrock Coffee: PR@westrockcoffee.com

Investor Contact:

Westrock Coffee: IR@westrockcoffee.com